UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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SJW Corp.

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SJW CORP.

Notice of Annual Meeting of Shareholders
To Be Held On April 28, 2005

To Our Shareholders:

Notice is hereby given that the annual meeting of shareholders of SJW Corp. will be held on Thursday, April 28, 2005 at 10:00 a.m. Pacific Time at the offices of SJW Corp., 374 West Santa Clara Street, San Jose, California, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.	To elect eight directors to serve on the Board of Directors of SJW Corp.;

2.	To approve the Employee Stock Purchase Plan which was adopted by the Board of Directors of SJW Corp. on January 27, 2005;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of SJW Corp. for fiscal year 2005; and

4.	To act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on Thursday, March 10, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by telephone, via the Internet or by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the sections titled “Voting Procedure” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the meeting. If you attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

W. Richard Roth
Chief Executive Officer and President

San Jose, California
March 14, 2005

SJW CORP.
374 West Santa Clara Street
San Jose, California 95113

Proxy Statement for the 2005 Annual Meeting of Shareholders
To Be Held on April 28, 2005

The enclosed proxy is solicited on behalf of the Board of Directors of SJW Corp., a California corporation (“SJW Corp.” or the “Corporation”), for use at SJW Corp.’s annual meeting of shareholders to be held on April 28, 2005 at 10:00 a.m. Pacific Time and at any adjournment or postponement thereof. The annual meeting will be held at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California.

These proxy solicitation materials are being mailed on or about March 20, 2005 to all shareholders entitled to notice of and to vote at the annual meeting of shareholders. SJW Corp.’s 2004 Annual Report, including its Form 10-K for the year ended December 31, 2004, accompanies these proxy solicitation materials.

PURPOSE OF MEETING

The Board of Directors has called the annual meeting of shareholders for the following purposes:

1.	To elect eight directors to serve on the Board of Directors of SJW Corp.;

2.	To approve the Employee Stock Purchase Plan which was adopted by Board of Directors of SJW Corp. on January 27, 2005;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of SJW Corp. for fiscal year 2005; and

4.	To act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors asks for your proxy for each of the foregoing proposals.

VOTING RIGHTS AND SOLICITATION

Voting

Only shareholders of record on March 10, 2005, the record date, will be entitled to notice of and to vote at the annual meeting. As of the close of business on March 10, 2005 there were 9,135,573 shares of common stock issued and outstanding. The common stock of the Corporation was split on a three-for-one basis effective as of March 1, 2004 and the share data presented in this proxy statement reflects the split, unless otherwise noted.

Each share of common stock is entitled to one vote on each matter presented at the meeting, except in connection with election of directors when shareholders are entitled to cumulate votes. When shareholders are entitled to cumulate votes, every shareholder, or his or her proxy, may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder. Alternately, a shareholder may distribute his or her votes on the same principle among as many candidates as he or she thinks fit. For example, assume you have 100 shares. We have eight directors so you have a total of 8 x 100 = 800 votes. You could give all 800 votes to one nominee, or 400 votes to each of two nominees, or 100 votes to each of eight nominees. No shareholder or proxy, however, shall be entitled to cumulate votes unless (1) the candidate(s) has been placed in nomination prior to the voting and (2) the shareholder has given notice at the meeting prior to any voting that the shareholder intends to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors seeks, by your proxy, the discretionary authority to cumulate votes in the event that any shareholder invokes cumulative voting. The eight nominees receiving the highest number of votes will be elected directors.

Quorum And Votes Required

A majority of the Corporation’s outstanding shares of common stock must be present in person or represented by proxy at the annual meeting in order to constitute a quorum. Abstentions and broker non-votes are included in the number of shares present for purposes of determining whether a quorum is present for the transaction of business.

In the election of directors, the eight director nominees receiving the highest number of affirmative votes will be elected (Proposal 1). The approval of the Employee Stock Purchase Plan (Proposal 2) and the ratification of the appointment of the independent accountants (Proposal 3) require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the annual meeting, provided that such affirmative vote must also equal at least a majority of the shares required to constitute a quorum. Abstentions, which may be specified on all proposals other than the election of directors, and broker non-votes can have the effect of preventing approval of the Employee Stock Purchase Plan proposal and the independent accountants ratification proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

Voting Procedure

Shareholders of record may vote via the Internet, by telephone, by mailing a completed proxy card prior to the annual meeting, by delivering a completed proxy card at the annual meeting, or by voting in person at the annual meeting. Shareholders of record may vote by mail or over the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on April 27, 2005. If the enclosed form of proxy is properly signed, dated and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. Unless you specify different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal 1, FOR the approval of the Employee Stock Purchase Plan as described in Proposal 2 and FOR the ratification of the appointment of KPMG LLP as the independent accountants as described in Proposal 3.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to the Secretary at SJW Corp., 374 West Santa Clara Street, San Jose, California 95113;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute a revocation of your proxy.

You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in the stock transfer records of the Corporation. If you are a beneficial owner of shares, but those shares are held of record by another person such as a stock brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote those shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Proxy Solicitation Costs

The Corporation will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials that the Corporation may provide to shareholders. Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. The Corporation will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial shareholders. The solicitation of proxies will be made by regular or commercial mail and may also be made by telephone, telegraph, facsimile or personally by directors, officers and employees of the Corporation who will receive no extra compensation for such services.

ELECTION OF DIRECTORS
PROPOSAL 1

General

Eight (8) directors, constituting the entire Board of Directors, are to be elected at the annual meeting, to hold office until the next annual meeting and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

Unless individual shareholders specify otherwise, each returned proxy will be voted FOR the election of the eight nominees who are listed below, each of whom has been nominated by the existing Board of Directors upon the recommendation of the Nominating & Governance Committee. All nominees are currently directors of SJW Corp. All nominees are also directors of San Jose Water Company, SJW Corp.’s wholly-owned public utility water corporation subsidiary, and of SJW Land Company, SJW Corp.’s wholly-owned real estate development company subsidiary. SJW Corp. intends to appoint all persons elected as directors of SJW Corp. at the annual meeting to be the directors of San Jose Water Company and SJW Land Company for a concurrent term.

In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this proxy statement, SJW Corp. is not aware of any nominee who is unable or will decline to serve as a director.

The following sets forth certain information concerning the nominees for directors of SJW Corp.:

Name	Age	Director Since	Position with the Corporation	Committee Membership
Mark L. Cali	39	1992	Director	Executive Compensation Committee Nominating & Governance Committee
J. Philip DiNapoli	65	1989	Director	Audit Committee Nominating & Governance Committee Real Estate Committee
Drew Gibson	62	1986	Chairman of the Board	Executive Committee (Chair) Executive Compensation Committee Nominating & Governance Committee Real Estate Committee (Chair)
Douglas R. King	62	2003	Director	Audit Committee (Chair)
George E. Moss	73	1985	Director	Executive Committee Executive Compensation Committee (Chair)
W. Richard Roth	52	1994	Chief Executive Officer, President and Director	Executive Committee Real Estate Committee
Charles J. Toeniskoetter	60	1991	Director	Nominating & Governance Committee (Chair) Real Estate Committee
Frederick R. Ulrich, Jr.	61	2001	Director	Audit Committee Nominating & Governance Committee

Business Experience of Nominees

Mark L. Cali, Attorney at Law, with the firm Clark, Cali and Negranti, LLP since 1996.

J. Philip DiNapoli, Attorney at Law, former Chairman of Comerica California Inc. (California bank holding company). He serves as a director of Comerica, Inc. (bank holding company) and Comerica Bank-California (bank holding company). He served as Chairman of Citation Insurance Company (workers compensation specialty carrier) until 1996. He is also the owner of DiNapoli Development Company (real estate development and investment company).

Drew Gibson, Principal of Gibson Speno, LLC (real estate development and investment company) between 2000 and 2002, and director of Preferred Community Management, Inc. (real estate management company) since 2002. He has also been a director of Celluphone, Inc. (Los Angeles-based cellular agent) since 1991.

Douglas R. King, Retired as an audit partner of Ernst & Young, LLP in 2002. Mr. King began his career at Ernst & Young in Tulsa, Oklahoma in 1970. During his career he was the audit partner on large, complex public registrants and managed Ernst & Young’s San Francisco office. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from the University of Arkansas.

George E. Moss, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing) since 1984. Mr. Moss was formerly President of the Roscoe Moss Company (holding company) until 1984.

W. Richard Roth, President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President of SJW Land Company. Mr. Roth was appointed Chief Executive Officer of SJW Corp. in 1999 and President in 1996. Prior to becoming President, he was Chief Financial Officer and Treasurer of the Corporation from 1990 to 1996.

Charles J. Toeniskoetter, Chairman of TBI Construction and Construction Management, Inc. since 2004, and Chairman and Chief Executive Officer of Toeniskoetter & Breeding, Inc. Development (a real estate development company) since 1983. He also serves as a director of Redwood Trust, Inc. (real estate investment trust) and Heritage Commerce Corp. (bank holding company).

Frederick R. Ulrich, Jr., Retired. Mr. Ulrich graduated from West Point and the Harvard Business School. From 1972 to 1982 he was a member of the corporate finance departments of Morgan Stanley & Co. and Warburg Paribas Becker. From 1982 through 2001 Mr. Ulrich was a consultant to corporations regarding mergers and acquisitions and an equity investor in leveraged buyouts.

No nominee has any family relationship with any other current director, nominee or with any executive officer. Other than Mr. Roth, whose employment relationships with SJW Corp., San Jose Water Company and SJW Land Company are described above, no nominee is or has been employed in his principal occupation or employment during the past 5 years by SJW Corp. or its subsidiaries.

Independent Directors

The Board of Directors has affirmatively determined that each of its current directors, other than W. Richard Roth, SJW Corp.’s Chief Executive Officer and President, is independent within the meaning of the American Stock Exchange director independence standards, as currently in effect. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria promulgated by the American Stock Exchange for audit committee membership.

Board Committees

The Board of Directors has a standing Audit Committee, an Executive Committee, an Executive Compensation Committee, a Nominating & Governance Committee and a Real Estate Committee.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation’s compliance with legal and regulatory requirements, the Corporation’s systems of internal controls, the independent accountants’ qualifications and independence, and the quality of the Corporation’s accounting and financial reporting processes generally. The Board of Directors has determined that Mr. King is an “audit committee financial expert” as defined in Securities and Exchange Commission rules. The Audit Committee held six meetings during fiscal year 2004. On October 28, 2004, the Board of Directors adopted a revised Audit Committee charter. A copy of the current Audit Committee charter is attached as Appendix A to this proxy statement.

Executive Committee

The Executive Committee assists the Board of Directors in its oversight of the Corporation by exercising the authority of the Board of Directors to the extent permitted by law and by the Corporation’s By-Laws under those circumstances where (1) action is required at a time when it would not be practical to convene a meeting of the full Board or (2) the matter to be acted upon is sufficiently routine as to not warrant a meeting of the full Board. The Executive Committee held one meeting during fiscal year 2004.

Executive Compensation Committee

The Executive Compensation Committee assists the Board of Directors in its responsibilities with respect to the compensation of the Corporation’s executive officers and other key employees, and administers all employee benefit plans, including all equity incentive plans adopted by the Corporation. Additionally, the Executive Compensation Committee is authorized to review and approve the compensation payable to the Corporation’s executive officers and other key employees, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers and other key employees, and approve severance packages with cash and/or equity components for the executive officers. The Executive Compensation Committee held two meetings during fiscal year 2004. The Executive Compensation Committee has a charter, a copy of which may be found at the Corporation’s website at www.sjwater.com/corp/shareholders.jsp.

Nominating & Governance Committee

The Nominating & Governance Committee is charged by the Board with reviewing and proposing changes to the Corporation’s corporate governance policies, developing criteria for evaluating performance of the Board of Directors, determining the requirements and qualifications for members of the Board of Directors and proposing to the Board of Directors nominees for the position of director of the Corporation. The Board had determined that all of the members of the Nominating & Governance Committee are independent as defined under the independence standards for nominating committee members in the listing standards for the American Stock Exchange. The Nominating & Governance Committee held three meetings during fiscal year 2004. The Nominating & Governance Committee has a charter, a copy of which may be found at the Corporation’s website at www.sjwater.com/corp/shareholders.jsp.

On October 28, 2004, the Board of Directors approved the “Policies and Procedures of the Nominating & Governance Committee for Nomination for Directors” (the Policies and Procedures). The Policies and Procedures specify director selection criteria for the Nominating & Governance Committee to consider, and procedures for identifying and evaluating director candidates for the Nominating & Governance Committee to follow, when executing its duty to recommend director nominees at the annual meeting of shareholders. The Policies and Procedures also specify steps a shareholder must take in order to properly recommend director candidates which the Nominating & Governance Committee will consider. All candidates for director must generally meet the criteria set forth in the Policies and Procedures, a copy of which can be found at the Corporation’s website at www.sjwater.com/corp/shareholders.jsp.

The criteria address the specific qualifications that the Nominating & Governance Committee believes must be met by each nominee prior to recommendation by the Committee for a position on the Corporation’s Board of Directors. In particular, the criteria address the specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Corporation’s directors to possess in order to fill the Board, committee chairman and other positions and to provide the best combination of experience and knowledge on the Board and its committees. These criteria include: highest professional and personal ethical standards; ability to contribute insight and direction to achieve the Corporation’s goals; skills and expertise relative to the entire make-up of the Board; experience in effective oversight and decision-making, including experience on other boards; ability and willingness to serve a full term with consistent attendance; first-hand business experience in the industry; and independence as determined under the American Stock Exchange and SEC rules and regulations. The Nominating & Governance Committee and the Board evaluate and update the criteria at their discretion, and compliance with some or all of the criteria alone does not confer the right to further consideration of a candidate.

The steps a shareholder must take in order to properly recommend director candidates which the Committee will consider include submission via mail to the attention of the Nominating & Governance Committee at the address of the Corporate Secretary, SJW Corp., 374 W. Santa Clara Street, San Jose, California 95113, of a completed “Shareholder Recommendation of Candidate for Director” form which can be found at the Corporation’s website at www.sjwater.com/corp/shareholders.jsp or may be obtained by mailing a request for a copy of the form to the Secretary of the Committee at the above address. Forms must be submitted not earlier than 210 days prior and not later than 120 days prior to the one year anniversary of the date the proxy statement for the preceding annual meeting was mailed to shareholders. In addition to or in lieu of making a director candidate recommendation via the completed recommendation form, shareholders may nominate directly a person for election as a director at the annual meeting, see the section titled “Shareholder Proposals” on page 28 of this proxy statement for further information regarding shareholder nominations.

Real Estate Committee

The Real Estate Committee is charged with review of significant potential acquisitions or dispositions involving the real property interests of the Corporation and its subsidiaries and makes recommendations thereon to the Chief Executive Officer and the full Board. The Real Estate Committee held three meetings during fiscal year 2004.

Shareholder Communications with the Board

Communications to the Board of Directors may be submitted by email to boardofdirectors@sjwater.com or by writing to SJW Corp., Attention: Corporate Secretary, 374 West Santa Clara Street, San Jose, California 95113. The Board relies upon the Corporate Secretary to forward written questions or comments to named directors or committees, as appropriate. General comments or inquiries from security holders are forwarded to the appropriate individual within the Corporation, including the President or Chairman, as appropriate.

Board Meetings

During 2004 there were four regular meetings and one special meeting of the Board of Directors. Each director attended or participated in 75% or more of the aggregate of (i) the total number of regular and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2004 fiscal year.

Although the Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of shareholders, directors are encouraged to attend the annual meeting of shareholders. All of the directors of SJW Corp. attended the 2004 annual meeting of shareholders.

Compensation of Directors

Directors Annual Retainer and Meeting Fees

SJW Corp., San Jose Water Company and SJW Land Company pay their non-employee directors annual retainers of $6,000, $16,000 and $5,000, respectively. In addition, all non-employee directors of the Corporation and San Jose Water Company are paid $1,000 for each Board or committee meeting attended, and SJW Land Company directors are paid $500 for each Board meeting attended.

The meeting fees for the Chairman of the Board of SJW Corp., San Jose Water Company and SJW Land Company are $5,000, $5,000 and $2,500, respectively, for each Board meeting attended. The meeting fee for the Chairman of SJW Corp.’s Audit Committee is $3,000 for each Audit Committee meeting attended.

Directors Retainer Fee Deferral Program

Each non-employee member of the Board has the opportunity to elect to defer either 50% or 100% of his or her annual Board retainer fee in the form of a deferred restricted stock award. Such deferral election is irrevocable and must be made by each non-employee member of the Board prior to the start of the year for which the annual Board retainer fee is to be earned. The number of shares in each restricted stock award is calculated based on the amount of the annual Board retainer fees for SJW Corp. and its two subsidiaries (currently $27,000) that is attributable to the non-employee Board member’s service for the year and that is deferred divided by the fair market value of SJW Corp.’s common stock on the last business day of the year prior to the year for which such annual retainer is earned. These deferred restricted stock awards will be made on the first business day of the year. The awards will vest in twelve monthly installments, as the retainer fee would have been otherwise earned. To the extent vested, the deferred restricted stock awards will be paid upon a participant’s termination of Board service in the form of shares of common stock, either as a single lump distribution or annual installments, as elected by the participant.

Messrs. DiNapoli, Gibson, King and Moss each elected to defer 100% of their 2004 annual retainer fees in return for deferred restricted stock awards covering 909 shares each for a total of 3,636 shares of SJW Corp.’s common stock.

Directors Deferred Restricted Stock Program

Each non-employee member of the Board who commences Board service on or after April 29, 2003 will be granted an on-going annual deferred restricted stock award on the third business day following the Corporation’s annual meeting of shareholders beginning with the 2004 annual meeting. These deferred restricted stock awards will be made annually for the first ten years of Board service and will be equivalent in value to the annual Board retainer fees for the Corporation and its subsidiaries each year, based on the fair market value of common stock on the date of grant. The shares subject to the annual deferred restricted stock awards made to the non-employee Board member will be issued from the Long-Term Incentive Plan upon his or her termination from Board service, in either a single lump sum distribution or up to ten annual installments, as elected by the director. Because none of the non-employee members of the Board commenced service on or after April 29, 2003, in 2004 none of the non-employee directors received awards under these terms of the Director Deferred Restricted Stock Program.

Each non-employee member of the Board who commenced service prior to April 29, 2003 and participated in the Director Pension Plan, was given the opportunity during the 2003 calendar year to irrevocably elect to receive a deferred restricted stock award in exchange for his or her accumulated benefit under such plan. For each director who made such an election, his existing Director Pension Plan benefit was converted, on September 2, 2003, into the right to receive a deferred restricted stock award of comparable value based on the fair market value of common stock on such date which vests in 36 monthly installments.

In accordance with the foregoing, Messrs. Cali, DiNapoli, Gibson, Moss and Toeniskoetter elected to have their existing Director Pension Plan benefits converted into deferred restricted stock pursuant to this program. As a result, Messrs. Cali, DiNapoli, Gibson, Moss and Toeniskoetter each had $270,000 in Pension Plan benefits convert into an award for 3,169 shares (pre-2004 stock split) of deferred restricted stock, based on a fair market value of $85.20 per share on September 2, 2003.

Messrs. Ulrich and King did not participate in the Directors Deferred Restricted Stock Program and instead continued to participate in the Director Pension Plan. Under the Director Pension Plan, Messrs. Ulrich and King will receive annual cash payments upon ceasing to serve as a director of SJW Corp., San Jose Water Company or SJW Land Company, as the case may be. The annual payment will equal the most recent rate of annual cash retainer paid to directors and will be paid to the director, or his estate, for the number of years the director served on the board up to a maximum of 10 years.

Dividend Equivalent Rights

Dividend Equivalent Rights (“DERs”) are granted with respect to the shares subject to each non-employee director’s deferred restricted stock awards under the Directors Retainer Fee Deferral Program and the Deferred Restricted Stock Program until the date that each such deferred restricted stock award is distributed. Dividend equivalent rights provide that each time a dividend is paid on the Corporation’s common stock, the participant’s deferred stock account will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding deferred restricted stock award, including the number of shares previously credited to the deferred stock account.

As of the first business day in January of each year, the cash dividend equivalent amounts so credited to the director in the immediately preceding year will be converted into additional shares of deferred restricted stock equal to (i) the cash so credited for the preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which dividends were paid. The additional shares of common stock that are credited based on such DERs will vest in the same manner as the deferred restricted stock awards to which they are attributable and will also be paid out upon a participant’s termination of Board service, in either a single lump sum or up to 10 annual installments, as elected by the participant. On January 3, 2005, the following non-employee Board members were credited with additional shares of deferred restricted stock pursuant to their DERs: Mr. Cali, 274 shares; Mr. DiNapoli, 1051 shares; Mr. Gibson, 1051 shares; Mr. King, 777 shares; Mr. Moss, 1051 shares; and Mr. Toeniskoetter, 274 shares.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of the eight nominees listed on page 3.

EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 2

General

Shareholders are being asked to approve the adoption of the Corporation’s new Employee Stock Purchase Plan (the “Purchase Plan”), under which 135,200 shares of the Corporation’s common stock will be reserved for issuance. The Purchase Plan was adopted by the Corporation’s Board of Directors on January 27, 2005, and will become effective upon shareholder approval of this proposal at the annual meeting. In the event that shareholder approval is not obtained, then the Purchase Plan will not be implemented.

The Purchase Plan is designed to allow eligible employees of San Jose Water Company and other participating subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at six-month intervals through their accumulated periodic payroll deductions under the Purchase Plan.

The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so upon written request to SJW Corp., Attention: Corporate Secretary, 374 West Santa Clara Street, San Jose, California 95113.

Administration

The Purchase Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Securities Subject to the Purchase Plan

The number of shares of common stock reserved for issuance under the Purchase Plan will be limited to 132,500 shares. The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of the Corporation’s common stock or from shares of common stock repurchased by the Corporation, including shares repurchased on the open market.

In the event that any change is made to the Corporation’s outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Corporation’s receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date, (iii) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

Shares of the Corporation’s common stock will be offered under the Purchase Plan through a series of offering periods, with a new offering period to begin on the first business day of February and August each year. The duration of each offering period will be set by the Executive Compensation Committee prior to the start date, but no offering period may have a duration in excess of twenty-four months. Each offering period will itself be comprised of one or more six-month purchase intervals. These six-month purchase intervals will run from the first business day in February to the last business day in July each year and from the first business day of August each year to the last business day of the January in the following year.

It is expected that the initial offering periods under the Purchase Plan will each be comprised of a single six-month purchase interval. Unless the Executive Compensation Committee determines otherwise, the first offering period will begin on February 1, 2006 and end on July 31, 2006.

At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of the Corporation’s common stock on the last day of each purchase interval within that offering period. All payroll deductions collected from the participant for each purchase interval will be automatically applied to the purchase of common stock at the end of that purchase interval, subject to certain limitations.

Eligibility and Participation

Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan following completion of one year of service. Employees subject to a collective bargaining agreement with one of the Corporation’s participating companies will only be eligible to participate if the collective bargaining unit of which they are members agrees to extend participation in the Purchase Plan to such members for one or more offering periods. If the collective bargaining unit chooses not to participate in the Purchase Plan, then the employees represented by that bargaining unit will not be eligible for participation.

Each individual who is an eligible employee with at least one year of service on the start date of any offering period may enter that offering period on such start date. However, an eligible employee may participate in only one offering period at a time.

As of March 1, 2005, approximately 300 employees, including 8 officers, were eligible to participate in the Purchase Plan, assuming each collective bargaining unit representing the employees of the Corporation’s participating subsidiaries chooses to participate in the Purchase Plan.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions in any multiple of one percent (up to a maximum of ten percent) of his or her base salary or basic hourly compensation to be applied to the acquisition of common stock at six-month intervals. Accordingly, on each such purchase date (the last business day in January and July each year), the payroll deductions of each participant accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The first purchase under the Purchase Plan is expected to occur on July 31, 2006.

Purchase Price

The purchase price of the common stock acquired on each semiannual purchase date will be fixed by the Executive Compensation Committee at the start of each offering period and will not be less than eighty-five percent of the lower of (i) the fair market value per share of the Corporation’s common stock on the participant’s entry date into the offering period or (ii) the fair market value on the purchase date.

The fair market value per share of the Corporation’s common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the American Stock Exchange. On March 8, 2005, the fair market value of the Corporation’s common stock determined on such basis was $38.60 per share.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of the Corporation’s common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of the Corporation’s outstanding stock or the outstanding stock of any of the Corporation’s affiliates.

•	No participant may purchase more than 375 shares of common stock on any one purchase date.

•	The maximum number of shares of common stock purchasable in total by all participants on any one purchase date will be limited to 50,000 shares.

The Executive Compensation Committee will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Purchase Plan, with the new limits to be in effect for that offering period and each subsequent offering period until changed.

Termination of Purchase Rights

The participant may withdraw from the Purchase Plan at any time up to the last business day of the purchase interval, and his or her accumulated payroll deductions for that interval will, at the participant’s election, either be applied to the purchase of shares on the next scheduled six-month purchase date or be refunded immediately.

The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

Should the Corporation be acquired by merger, sale of substantially all of the Corporation’s assets or sale of securities possessing 30% or more of the total combined voting power of the Corporation’s outstanding securities or should there occur certain changes in the majority of the Board of Directors, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition or change in Board membership. The purchase price will be not less than 85% of the lower of (i) the fair market value per share of common stock on the participant’s entry date into the offering period in which such acquisition or change in Board membership occurs or (ii) the fair market value per share of common stock immediately prior to such acquisition or change. The actual percentage purchase price will be equal to the percentage purchase price previously set by the Executive Compensation Committee for the offering period in which the acquisition or change in Board membership occurs. The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such an acquisition or change in Board membership.

Share Pro-Ration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Executive Compensation Committee will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in January 2015, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

The Board of Directors may amend or suspend the Purchase Plan at the end of any six-month purchase interval. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan (except for permissible adjustments in the event of changes to the Corporation’s capitalization), (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

New Plan Benefits

No purchase rights will be granted and no shares will be issued under the Purchase Plan, unless the Purchase Plan is approved by the shareholders at the annual meeting.

Federal Tax Consequences

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to SJW Corp., upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the participant’s entry date into that offering period over the purchase price which would have been paid for those shares had they been purchased on such entry date; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Corporation will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the personal representative of participant’s estate must report as ordinary income in the year of participant’s death the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Accounting Treatment

Under the accounting principles which will be applicable after June 30, 2005 to employee stock purchase plans such as the Purchase Plan, the fair value of each purchase right which is granted or vests under the Purchase Plan on or after June 30, 2005 will be charged as a direct compensation expense to the Corporation’s reported earnings over the offering period to which that purchase right pertains. The fair value of each such purchase right will be determined as of its grant date.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the approval of the Purchase Plan. The Board believes that it is in the best interests of the Corporation to provide the Corporation’s employees with the opportunity to acquire an ownership interest in the Corporation through their participation in the Purchase Plan and thereby encourage them to remain in the Corporation’s employ and more closely align their interests with those of shareholders.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM
PROPOSAL 3

General

The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm (independent accountants) of SJW Corp. for fiscal year 2005. At the annual meeting, shareholders are being asked to ratify the appointment of KPMG LLP as SJW Corp.’s independent accountants for fiscal year 2005. In the event the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection.

Representatives of KPMG LLP are expected to be present at the annual meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Independent Accountants Fees and Services

The following table sets forth the approximate aggregate fees billed to the Corporation during fiscal years 2004 and 2003:

	2004	2003
Audit Fees (1)	$558,000	$208,000
Audit-Related Fees (2)	$48,000	$29,000
Tax Fees (3)	$29,000	$8,000
All Other Fees (4)	–0–	–0–

(1)	Audit Fees: This category consists of fees for audit of annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by independent accountants in connection with statutory and regulatory filings or engagements for those fiscal years. In 2004, this includes services requested by SJW Corp. in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees: This category consists of assurance and related services by independent accountants that are reasonably related to the performance of the audit and review of financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of professional services rendered by the independent accountants for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical advice.

(4)	All Other Fees: This category consists of fees not covered by “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered and concluded that the provision of services described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has adopted a pre-approval policy regarding the rendering of audit and non-audit services by KPMG LLP. In general, audit fees are reviewed and approved by the Audit Committee annually. Non-audit services are pre-approved by the Audit Committee when necessary. The Audit Committee has delegated authority to its Chairman to pre-approve specific services to be rendered by KPMG LLP subject to disclosure to and affirmation by the Audit Committee of such pre-approvals when the Audit Committee next convenes a meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the adoption of the proposal to ratify the appointment of KPMG LLP as SJW Corp.’s independent accountants for fiscal year 2005.

OWNERSHIP OF SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange. These persons are required to furnish SJW Corp. with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2004, SJW Corp. believes that all Section 16(a) reporting obligations were met during 2004 except that on December 8, 2004, Mr. Ulrich filed a late Form 4 report which reported the purchase of 773 shares of common stock on November 29, 2004.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 24, 2005, certain information concerning ownership of shares of SJW Corp. common stock by each director of the Corporation, each of the Chief Executive Officer and the three other highest paid executive officers of SJW Corp. and its subsidiaries named in the Summary Compensation Table below (the “Named Executive Officers”), and all directors and executive officers of SJW Corp. and its subsidiaries as a group and beneficial owners of 5% or more of the common stock of SJW Corp. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law.

Name	Shares Beneficially Owned	Percent of Class
Directors:
Mark L. Cali	12,963	*
J. Philip DiNapoli	1,800	*
Drew Gibson	3,000	*
Douglas King	0	*
George E. Moss (1) (2)	1,439,436	15.8%
W. Richard Roth, President & Chief Executive Officer (3)	26,174	*
Charles J. Toeniskoetter	900	*
Frederick R. Ulrich, Jr.	773	*

Officers not listed above:
Angela Yip, Chief Financial Officer (4)	1,282	*
George J. Belhumeur, Senior Vice President (5)	3,286	*
R. Scott Yoo, Senior Vice President (5)	532	*
All directors and executive officers as a group (11 individuals) (6)	1,490,146	16.3%

Beneficial owners of 5% or more not listed above:
Roscoe Moss, Jr.	1,208,934	13.2%
4360 Worth Street Los Angeles, CA 90063

Mario J. Gabelli (7)	779,550	8.53%
One Corporate Center Rye, NY 10580

*	Represents less than 1% of the outstanding shares of SJW Corp.’s common stock.

(1)	Includes 357,417 shares held by the John Kimberly Moss Trust for which George Moss is trustee.

(2)	The address for George E. Moss is 4360 Worth Street, Los Angeles, California 90063.

(3)	Includes 11,024 shares subject to options which were exercisable or became exercisable within 60 days of January 24, 2005 and 15,150 shares held by a trust for which Mr. W. Richard Roth is trustee.

(4)	Includes 266 shares subject to options which were exercisable or became exercisable within 60 days of January 24, 2005.

(5)	Includes 532 shares subject to options which were exercisable or became exercisable within 60 days of January 24, 2005.

(6)	Includes 12,354 shares subject to options which were exercisable or became exercisable within 60 days of January 24, 2005.

(7)	Pursuant to Amendment No. 5 to Schedule 13D filed with the SEC on November 24, 2004, by Mario J. Gabelli and the various entities he directly or indirectly controls or for which he acts as chief investment officer (the “Gabelli Reporting Persons”). According to this Schedule 13D, the Gabelli Reporting Persons had sole voting power and sole dispositive power over all 779,550 such shares, except that the Gabelli Reporting Persons did not have authority to report 96,400 shares of the 779,550 shares beneficially owned.

In addition to the ownership of the shares and options reported in the above table, as of January 24, 2005, the following directors and Named Executive Officers hold deferred restricted stock awards covering shares of SJW Corp. common stock as follows:

Name	Number of Shares
Directors:
Mark L. Cali	9,862
J. Philip DiNapoli	11,872
Drew Gibson	11,872
Douglas King	2,010
George E. Moss	11,872
W. Richard Roth, President & CEO	45,432
Charles J. Toeniskoetter	9,862
Frederick R. Ulrich, Jr.	0

Officers not listed above:
Angela Yip, Chief Financial Officer	83
George J. Belhumeur, Senior Vice President	88
R. Scott Yoo, Senior Vice President	88

The shares of SJW Corp. common issuable pursuant to these deferred restricted stock awards are subject to vesting schedules tied to the individual’s continued service with SJW Corp. or its affiliated companies. The shares which vest under each such award will be distributed either in a lump sum or in installments following a designated deferral period. For further information concerning these deferred restricted stock awards, please see the following sections of this proxy statement: “Compensation of Directors” and “Executive Compensation and Related Information — Summary Compensation Table and Stock Option Grants in 2004.”

COMMITTEE REPORTS

Annual Report of the Audit Committee

In connection with the audited financial statements for the period ending December 31, 2004, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) reviewed and discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 and (3) received and discussed with the independent accountants the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and the independent accountants’ independence from the Corporation and its subsidiaries. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee
Douglas R. King, Chairperson
J. Philip DiNapoli
Frederick R. Ulrich, Jr.

Annual Report of the Executive Compensation Committee

As members of the Executive Compensation Committee, it is our duty to review and approve the compensation payable to the executive officers of the Corporation and its subsidiaries and to establish the general compensation policies for such individuals. The goal of this process is to attract, develop and retain high-quality senior management through competitive compensation.

The Corporation through its San Jose Water Company subsidiary operates in a regulated environment and seeks to attain above-average stockholder returns while maintaining competitive customer rates. The Corporation is located in one of the higher cost-of-living regions in the United States, which creates additional challenges for the Corporation in attracting and retaining executive talent. In our effort to balance the interests of our stockholders, customers and executives, we believe that it is important to have a compensation policy which seeks to attain the following objectives:

•	provide market-competitive compensation and benefits which attract, motivate and retain executive officers and other key personnel;

•	reward individuals who contribute substantially to the advancement of the Corporation’s business strategies and financial success;

•	establish compensation packages which are fair and equitable both internally and externally; and

•	encourage the executive officers to manage the Corporation from the perspective of owners with an equity stake in the Corporation.

Accordingly, the compensation package for each executive officer includes three components: base pay, performance bonuses, and long-term incentive awards. However, the Committee has increasingly utilized stock option grants and incentive compensation programs tied to corporate and individual performance goals.

It is the policy of the Committee to review the reasonableness of compensation paid to the executive officers of the Corporation based in part on information provided by the Chief Executive Officer. In doing so, however, the Committee customarily takes into account the comparative relationship of the recommended compensation to the compensation paid by other similarly-situated companies, individual performance, tenure and internal comparability considerations. Similarly-situated companies used for comparative compensation purposes include a group of publicly-held water companies similar in size to the Corporation located in the Western United States, and a national group of private water utilities similar in size to the Corporation. The Committee’s goal is to set the total compensation of the Corporation’s Chief Executive Officer and its other executive officers at approximately the median level of total compensation for executives in comparable positions at the companies examined, referred to below as the “peer group.”

In selecting the peer group companies to survey for comparative compensation purposes, the Committee considered many factors not directly associated with the stock price performance of those companies, such as geographic location, organizational structure and market capitalization. However, there is a substantial correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the A.G. Edwards Water Utility Index which the Corporation has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement. The six companies included in the peer group for compensation purposes are also among the eight companies (in addition to the Corporation) which comprise the A.G. Edwards Water Utility Index.

Throughout 2004, the Committee sought and received additional guidance from an outside compensation consultant who made recommendations regarding the total compensation of the Chief Executive Officer and other executive officers, including base salary, bonus amounts and long-term incentive awards, based on the comparative compensation data derived from the peer group. Together with its outside compensation consultant, the Committee determined that stock options should remain the Corporation’s primary long-term compensation vehicle for the foreseeable future.

In December 2004, the Committee adopted and approved the implementation of the Special Deferral Election Plan (the “Deferral Plan”) by San Jose Water Company. The Deferral Plan will provide certain key employees, including executive officers, with the opportunity to accumulate an additional source of retirement income through the deferral of up to 50% of their base salary each year and up to 100% of their bonus or other incentive compensation each year, beginning with the bonus payable for the 2004 fiscal year. For each year’s deferred compensation, the individual may designate the distribution event and form in which the distribution will be made (lump sum or installments). During the deferral period, the participant may designate the investment of his or her account balance in one or more available investment funds. No actual investments will be held in the participant’s account, but the account balance will be adjusted periodically to reflect the return that account would have realized had it actually been invested in the designated investment funds. The Committee believes that the Deferral Plan offers the executive officers an attractive, tax-favored vehicle for enhancing their retirement income and will thereby encourage such individuals to remain in the Corporation’s employ.

CEO Total Compensation.    In setting the total compensation payable to the Corporation’s Chief Executive Officer, W. Richard Roth, for the 2004 fiscal year, the Committee sought to target that compensation at approximately the mean of the total compensation paid to the chief executive officers of similarly-situated companies and chief executive officer total compensation within the defined peer group. At the same time, the Committee structured Mr. Roth’s compensation package so that a substantial portion was tied to the Corporation’s performance and stock price appreciation.

The Corporation had previously entered into an employment agreement with Mr. Roth effective as of January 1, 2003. Because the terms and provisions of that employment agreement continue to coincide with the Committee goals and objectives with respect to Mr. Roth’s total compensation and because of the Committee’s recognition of the valuable service Mr. Roth rendered to the Corporation and its subsidiaries, the Committee allowed the agreement to automatically renew for an additional year.

CEO Base Salary.    With respect to Mr. Roth’s base salary, it is the Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by corporate performance factors. For the 2004 fiscal year, the Committee maintained Mr. Roth’s base salary at the same level in effect in 2003. Accordingly, Mr. Roth’s base salary for the 2004 fiscal year was at approximately the 75th percentile of the base salaries paid to the chief executive officers of the peer group companies.

CEO Bonus Award.    Mr. Roth was eligible for a cash bonus for the 2004 fiscal year which was conditioned on the Corporation’s attainment of specified performance goals tied to earnings per share and return on equity and the achievement of certain other operational and qualitative goals. Based on the Corporation’s performance for the 2004 year, a bonus of $125,000 was awarded to Mr. Roth.

CEO Long-Term Incentive Awards.    In recognition of his service and dedication to the Corporation and his contribution to the Corporation’s financial success, the Committee awarded a stock option grant to Mr. Roth in fiscal 2004. The grant is intended to provide him with a significant incentive to remain in the Corporation’s employ and continue his contribution to the financial success of the Corporation. The option vests in four successive equal annual installments over his period of continued employment and, accordingly, will have value for Mr. Roth only if he remains with the Corporation over the vesting schedule and the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Both the option and a prior grant of restricted stock units made to Mr. Roth include dividend equivalent rights (“DERs”). Pursuant to the DERs, each time a dividend is paid on the Corporation’s common stock, Mr. Roth’s deferred stock account will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding option or restricted stock unit award. The dollar amount in this account will then be converted, as of the first business day of January each year, into additional shares of the Corporation’s common stock in accordance with a specified formula (as described more fully in Footnote 3 to the Summary Compensation Table and Footnote 2 to the Stock Option Grants Table.) The additional shares resulting from the DERs will vest in accordance with the same vesting schedule in effect for the options or restricted stock units to which they pertain and, accordingly, will have value for Mr. Roth only to the extent he continues in the Corporation’s employ.

As mentioned in the section entitled “Employment Agreements, Termination of Employment and Change in Control Arrangements,” Mr. Roth will become entitled to certain severance benefits in the event his employment were to terminate under certain circumstances or if he were to resign for good reason. The value and calculation of his severance package would be subject to certain adjustments and enhancements if his termination were to occur in connection with a change of control of the Corporation. The Committee believes that such severance benefits are fair and reasonable in light of the years of service and level of dedication and commitment Mr. Roth has rendered to the Corporation and its subsidiaries and will allow him to focus his attention primarily on business operations and corporate and market growth without concern over his personal financial situation.

Other Executive Officers.    Based on its review of the compensation data for the peer group data, in 2004 the Committee increased the base salary for only two officers, including Mr. Yoo. The annual incentive bonus to the executive officers for the 2004 fiscal year was based on the Corporation’s attainment of certain performance goals primarily tied to earnings per share objectives as well as individual performance. Based on the level of attainment of those corporate and individual performance goals, bonuses for the 2004 fiscal year were paid to the named executive officers at 50%, 75% or 100% of target, which ranged from $10,000 to $20,000 for the named executive officers. The actual dollar amounts of the 2004 bonuses for the named executive officers are set forth in the Summary Compensation Table.

In fiscal 2004, Messrs. Belhumeur, Yoo and Ms. Yip, and other officers also received stock option grants under the Long-Term Incentive Plan, together with DERs. The grant to each such executive was based upon the Committee’s assessment of his or her individual performance and level of responsibility and the need to provide that individual with a meaningful incentive to remain with the Corporation. Each such grant is designed to align and strengthen the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each option vests in four successive equal annual installments over the executive’s continued period of employment and, accordingly, will have value for the executive only if he or she remains with the Corporation over the vesting schedule and the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Section 162(m).    Under Section 162(m) of the Internal Revenue Code, the Corporation is generally not allowed a federal income tax deduction for compensation, other than certain performance-based compensation, paid to the Chief Executive Officer and the four other highest paid executive officers to the extent that such compensation exceeds $1 million per officer in any one year. The Corporation’s Long-Term Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under that Plan may or may not so qualify. The Committee believes that in establishing the cash and equity incentive compensation programs for the executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Corporation’s financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Corporation’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for the 2004 fiscal year, the total amount of compensation paid by the Corporation (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Corporation’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner.

Executive Compensation Committee

George E. Moss
Mark L. Cali
Drew Gibson

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table provides certain summary information concerning the compensation which the Named Executive Officers earned for services rendered in all capacities to the Corporation and its subsidiaries for the years ended December 31, 2002, 2003 and 2004.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation			Payouts
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation	Restricted Stock Award(s)		Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
W. R. Roth	2004	$400,000	$125,000	(1)		$36,384	(6)(7)	21,285		$8,200	(5)
President and CEO	2003	$403,077	$125,000	(2)		$1,170,927	(3)	22,812		$8,000	(5)
of SJW Corp.	2002	$500,000	–0–					–0–		$24,692	(4)

G. J. Belhumeur	2004	$260,000	$15,000	(1)		$802	(7)	1,065		$8,200	(5)
Sr. Vice President	2003	$260,000	$10,000	(2)				1,065		$8,000	(5)
San Jose Water Company	2002	$251,635	–0–					–0–		$8,000	(5)

A. Yip	2004	$260,000	$20,000	(1)		$802	(7)	1,065		$8,200	(5)
CFO of SJW Corp.	2003	$260,000	$10,000	(2)				1,065		$8,000	(5)
	2002	$251,077	–0–					–0–		$8,000	(5)

R. S. Yoo	2004	$260,000	$20,000	(1)		$802	(7)	1,065		$8,200	(5)
Sr. Vice President	2003	$245,000	$10,000	(2)				1,065		$8,000	(5)
San Jose Water Company	2002	$237,192	–0–					–0–		$7,980	(5)

(1)	Performance-related bonuses in 2004 were approved by the Executive Compensation Committee in 2004 and paid in 2005. Includes $125,000, $20,000 and $20,000 deferred by Mr. Roth, Ms. Yip and Mr. Yoo, respectively, at the executive’s election under the Corporation’s Special Deferral Election Plan.

(2)	Performance-related bonuses in 2003 were approved by the Executive Compensation Committee in 2003 and paid in January 2004.

(3)	Represents a one-time grant of 41,670 deferred restricted stock units made to Mr. Roth in 2003. This grant represents equal value consideration for the elimination of the special enhanced Supplemental Executive Retirement Plan benefit that was in place for Mr. Roth prior to September 2003. The amount in the Summary Compensation Table is reflective of the full grant at the fair market value of $28.10 per share at date of grant, although the deferred restricted stock units vest incrementally upon the continued service of Mr. Roth over the thirty-six month period measured from January 1, 2003, and the underlying vested shares of common stock will be issued upon the later of his termination of employment or his attainment of age 55. For financial reporting purposes the compensation expense associated with the deferred restricted stock units accrues as the deferred restricted stock units vest. Each of the units includes “dividend equivalent rights.” Dividend equivalent rights provide that each time a dividend is paid on the Corporation’s common stock, Mr. Roth’s deferred stock account will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to his outstanding restricted stock units (including the number of shares previously credited to that deferred stock account). As of the first business day in January of each year, Mr. Roth’s deferred stock account will be converted from a cash amount into a number of shares of SJW Corp. common stock equal to (i) the cash dividend equivalent amounts credited to Mr. Roth for the immediately preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which the dividends were paid. The shares credited to Mr. Roth’s deferred stock account will vest in the same manner as the shares underlying the deferred restricted stock units to which the dividend equivalent rights pertain, and, to the extent vested, those shares will be issued to Mr. Roth at the same time the shares underlying the deferred restricted stock units are issued. As of December 31, 2004, when the fair market value of the Corporation’s common stock was $36.40, the fair market value of Mr. Roth’s 13,890 unvested deferred restricted stock units was $505,596.

(4)	Includes director meeting fees in 2002 and contributions paid by the San Jose Water Company under its Salary Deferral Plan of $7,692 in 2002.

(5)	Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan.

(6)	Includes the fair market value of deferred stock credited to Mr. Roth’s deferred stock account on January 1, 2004, when the fair market value of the Corporation’s common stock was $29.70, pursuant to dividend equivalent rights under Mr. Roth’s restricted stock units summarized in Footnote 3 to this Summary Compensation Table. In 2004 Mr. Roth was credited with 699 deferred restricted stock units pursuant to the dividend equivalent rights. These deferred restricted stock units credited to Mr. Roth’s deferred stock account will vest in the same manner as the shares underlying the original deferred restricted stock units to which the dividend rights pertain, and, to the extent vested, those shares will be issued to Mr. Roth at the same time the shares underlying the original deferred restricted stock units are issued. As of December 31, 2004, when the fair market value of the Corporation’s common stock was $36.40, the number of remaining deferred restricted stock units credited to Mr. Roth’s deferred stock account pursuant to dividend equivalent rights was 699 units, and the aggregate value of those units was $25,444. Each of the credited units includes dividend equivalent rights similar to the dividend equivalent rights under the original deferred restricted stock unit award.

(7)	Includes the fair market value of deferred restricted stock units credited to the executive’s deferred stock account on January 1, 2004, when the fair market value of the Corporation’s common stock was $29.70, pursuant to dividend equivalent rights under the executive’s outstanding stock options as summarized in Footnote 1 to the table entitled “Stock Option Grants in 2004”. Mr. Roth, Mr. Belhumeur, Ms. Yip and Mr. Yoo were each credited with 526, 27, 27 and 27 deferred restricted stock units, respectively, pursuant to such dividend equivalent rights. The deferred restricted stock units credited to the executive’s deferred stock account will vest in the same manner as the shares underlying each outstanding option to which the dividend rights pertain and, to the extent vested, those shares will be issued to the executive on the earlier of the fourth anniversary of the grant date of the option or the earlier exercise of that option. As of December 31, 2004, when the fair market value of the Corporation’s common stock was $36.40, the number of deferred restricted stock units remaining in the executive’s deferred stock account and the value of such shares was as follows: Mr. Roth 526 units ($19,147); and Mr. Belhumeur, Ms. Yip and Mr. Yoo, each 27 units ($983). Each of the units includes dividend equivalent rights similar to the dividend equivalent rights under the original stock option award.

The foregoing table does not include benefits provided under San Jose Water Company’s Retirement Plan (the “Retirement Plan”), Supplemental Executive Retirement Plan (SERP) or Executive Severance Plan.

Stock Option Grants in 2004

The following table contains information concerning the stock options granted to the Named Executive Officers during the 2004 fiscal year. All the grants were made under the Corporation’s Long-Term Incentive Plan.

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term			Alternative to Grant Date Value
Name	(1) Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	(2) Exercise or base price ($/Sh)	Expiration date	5%	10%	(3) Grant date present value ($)
W. R. Roth	21,285		29.70	1/1/2014	—	—	113,520
G. J. Belhumeur	1,065		29.70	1/1/2014	—	—	5,680
A. Yip	1,065		29.70	1/1/2014	—	—	5,680
R. S. Yoo	1,065		29.70	1/1/2014	—	—	5,680

(1)	Each of the option grants described in column (1) will become exercisable for 25% of the option shares upon the optionee’s completion of one (1) year of service measured from January 2, 2004 and will become exercisable for the balance of the option shares in a series of three (3) successive equal annual installments upon the optionee’s completion of each additional year of service over the three (3) year period measured from the first anniversary of January 2, 2004.

In the event of a Change in Control, as defined in the Long-Term Incentive Plan, Mr. Roth’s option grant described in column (1) will automatically vest on an accelerated basis so that such option will, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares. All other outstanding options described in column (1) will also vest and become exercisable on such an accelerated basis, unless the option is assumed by the successor corporation, substituted with an equivalent option or otherwise continued in effect pursuant to the terms of the Change in Control transaction. All outstanding options under the Plan will, to the extent not assumed by the successor corporation or otherwise continued in effect pursuant to the terms of the Change in Control transaction, terminate and cease to be outstanding immediately following the completion of that Change in Control.

For all outstanding options described in column (1) other than Mr. Roth’s, if the optionee’s service is terminated pursuant to a Qualifying Termination, then the option shall immediately vest. A “Qualifying Termination” is defined as: (i) a termination of service in immediate anticipation of, or at any time after execution of a definitive agreement to effect a Change of Control or within twenty-four (24) months after the effective date of a Change in Control effected by the optionee’s employer for any reason other than Good Cause, as defined in the Long-Term Incentive Plan, or (ii) a termination of optionee’s service at any time within twenty-four (24) months after the effective date of a Change in Control effected voluntarily on the part of the optionee for Good Reason, as defined in the Long-Term Incentive Plan.

Each of the option grants described in column (1) includes “dividend equivalent rights.” Dividend equivalent rights provide that each time a dividend is paid on the Corporation’s common stock, the optionee’s deferred stock account will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding option (including the number of shares previously credited to the deferred stock account). As of the first business day in January of each year, the cash balance of the optionee’s deferred stock account will be converted into a number of shares of SJW Corp. common stock equal to (i) the cash dividend equivalent amounts credited to the optionee for the immediately preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which the dividends were paid. The shares credited to the optionee’s deferred stock account will vest in the same manner as the shares underlying each outstanding option to which the dividend rights were credited and, to the extent vested, shall be paid to the optionee on the earlier of the fourth anniversary of the grant date of the option or earlier exercise of the option. Following such payment, no further dividend equivalent rights will be in effect for that particular option.

(2)	The exercise price may be paid in cash or check payable to the Corporation or in shares of the Corporation’s common stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes (generally a six (6)-month period). Subject to some limitations, cashless exercises are also permitted.

(3)	SJW Corp. utilized the Black-Scholes option-pricing model to compute the fair value of options at the grant date as a basis for determining stock-based compensation costs for financial reporting purposes. The assumptions utilized include an expected dividend yield of 3.4%, an expected volatility of 27%, a risk-free interest rate of 2.86% and an expected holding period of five years.

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table sets forth for each of the Named Executive Officers, the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2004 and the number and value of securities underlying unexercised options held by the Named Executive Officers on December 31, 2004. No stock appreciation rights were held by the Named Executive Officers as of December 31, 2004.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (market price of shares less exercise price)(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
W. R. Roth	—	—	5703	17109	$47,905	$286,325
G. J. Belhumeur	—	—	266	1,864	2,234	13,847
A. Yip	266	$1,768.90	0	1,864	0	13,847
R. S. Yoo	—	—	266	1,864	2,234	13,847

(1)	Value realized is based upon the fair market value of the Common Stock on the date of exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Based upon the market price of $36.40 per share, which was the closing price per share of the Common Stock as quoted on the American Stock Exchange on December 31, 2004, less the option exercise price payable per share.

Pension Plan Table

The Company maintains two defined benefit plans, the Retirement Plan and the SERP under which benefits are determined primarily based on average annual compensation and years of service. The following table sets forth the estimated combined annual retirement benefit payable under those two plans in the form of a straight life annuity at an assumed retirement age of 65.

	Years of Service
Annualized Final Average Compensation	15 Years	20 Years	25 Years	30 Years	35 Years
$175,000	$57,750	$77,000	$91,000	$105,000	$105,000
$200,000	$66,000	$88,000	$104,000	$120,000	$120,000
$225,000	$74,250	$99,000	$117,000	$135,000	$135,000
$250,000	$82,500	$110,000	$130,000	$150,000	$150,000
$275,000	$90,750	$121,000	$143,000	$165,000	$165,000
$300,000	$99,000	$132,000	$156,000	$180,000	$180,000
$400,000	$132,000	$176,000	$208,000	$240,000	$240,000
$500,000	$165,000	$220,000	$260,000	$300,000	$300,000
$600,000	$198,000	$264,000	$312,000	$360,000	$360,000

The annual retirement benefit which becomes payable under the SERP at age 65 will be equal to twelve monthly payments each in an amount determined as follows: two and two-tenths percent (2.2%) of the “final average compensation” of such officer, which is defined as his or her average monthly compensation for the consecutive thirty-six month period within his or her last ten years of service for which such average compensation is the highest, multiplied by such officer’s years of service (not to exceed 20 years) plus one and six-tenth percent (1.6%) of such final average compensation multiplied by the officer’s years of service in excess of 20 years (not to exceed an additional 10 years), up to a total monthly retirement benefit not to exceed sixty percent (60%) of the officer’s final average compensation; less the monthly retirement benefit payable to the officer from the Retirement Plan. Mr. Roth’s retirement benefit will not be reduced for the commencement prior to age 65, provided he attains or is deemed to attain age 55 prior to his retirement. In computing Mr. Roth’s final average compensation, his annual bonus for each year beginning on or after January 1, 2003 will be equal to the greater of his actual bonus or his target bonus for such year. The SERP contains additional benefit calculation provisions, including age and service credits, that may become effective following a change of control. See “Employment Agreements, Termination of Employment and Change-in-Control Arrangements”, below.

The annual retirement benefit which becomes payable under the Retirement Plan at age 65 for years of service completed after January 1, 1978 will be equal to twelve monthly payments each in an amount equal to 1.6% of average monthly compensation for each year of service. The Retirement Plan provides a minimum benefit equal to 50% of an employee’s average monthly compensation for the thirty-six consecutive months of highest compensation prior to age 65, less 50% of the employee’s monthly old-age insurance benefit under Section 202 of the Social Security Act (reduced for service of less than 30 years). However, the Retirement Plan contains a special benefit calculation for those participants whose age and service equals or exceeds 75. This special benefit is equal to 60% of the employee’s average monthly compensation for the consecutive thirty-six months of highest compensation, less 55% of the employee’s monthly old-age insurance benefit under Section 202 of the Social Security Act (reduced for service of less than 30).

The number of years of credited service and the annualized final average compensation for the consecutive thirty-six month period through of December 31, 2004 for which that compensation was the highest are for Mr. Roth, 15 years, $476,025; Mr. Belhumeur, 34 years, $300,519; Ms. Yip, 18 years, $295,653; and Mr. Yoo, 19 years, $284,525.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2004 with respect to the shares of the Corporation’s common stock that may be issued under the Corporation’s existing equity compensation plan.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders (1)	154,732	$28.50	740,973
Equity Compensation Plans Not Approved by Shareholders (2)	0	N/A	0
Total	154,732		740,973

(1)	Consists solely of the Corporation’s Long-Term Incentive Plan.

(2)	The Corporation does not have any outstanding equity compensation plans which are not approved by shareholders.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Under the SJW Corp. Executive Severance Plan and the SERP (collectively, the “Plans”), a Change in Control shall affect any officer of SJW Corp., San Jose Water Company or SJW Land Company who has been elected as such by the Board of Directors of such company and is serving as such upon a Change in Control. In the event of a Change in Control under the Plans, if the employment of any such officer is terminated within two years after such Change in Control by the employer for any reason other than Good Cause (as defined in such Plans) or by such officer for Good Reason (as defined in such Plans) or, with respect to Mr. Roth, any voluntary termination by Mr. Roth during the 60 day period beginning on the one-year anniversary of a Change in Control, such officer (i) will be entitled, among other things, to a severance benefit consisting of three years of annual base salary and (ii) will be deemed to be 3 years older and be given three additional years of service for purposes of calculating his or her retirement benefit under the SERP. In addition, if Mr. Roth becomes entitled to a severance benefit under the Executive Severance Plan by reason of a qualifying termination of employment after a Change of Control, he will be credited with such additional years of service and years of age as are necessary to qualify him for the retirement benefits to which he would otherwise be entitled had he terminated employment after qualifying for early retirement (i.e., the attainment of age 55 and the completion of at least 10 years of service), provided that no retirement benefits will actually be payable to him before his 55th birthday. Under the Executive Severance Plan, such officers and their eligible dependents would also be entitled to continued medical, dental, vision and life insurance coverage pursuant to COBRA for up to three years at the Corporation’s expense.

In January 2004, Mr. Roth and the executive officers were granted options to purchase shares of the Corporation’s common stock under the Long-Term Incentive Plan. These option grants, as described more fully in the Stock Option Grant table above, vest in a series of annual installments over a four-year period, dependent upon the optionee’s continued service to the Corporation. However, in the event of a Change in Control, Mr. Roth’s option will immediately vest in full and become exercisable for all the option shares. The options granted to the other executive officers will vest on such an accelerated basis only if those options are not assumed by the Corporation’s successor, substituted with an equivalent option or otherwise continued in effect pursuant to the terms of the Change in Control transaction. However, if an executive officer’s service is terminated pursuant to a Qualifying Termination, as defined under the Long-Term Incentive Plan, then all the executive officer’s outstanding options will immediately vest.

If any payment made in connection with a Change in Control or the subsequent termination of the executive officer’s employment would be subject to an excise tax under Section 4999 of the Code (the “Excise Tax”), then the aggregate present value measured at the date of the payments and benefits to which the officer is entitled will be limited as specified in the Executive Severance Plan (except that if any payment or benefit provided to Mr. Roth under the Executive Severance Plan is subject to Excise Tax or constitutes an excess parachute payment under Section 280G of the Code, then such payment or benefit will be grossed up to ensure that Mr. Roth does not incur any out-of-pocket cost with respect to such Excise Tax or that Mr. Roth receives the same net after-tax benefit he would have received if such Section 280G had not been applicable).

The Corporation has entered into an agreement with Mr. Roth in connection with his employment as President and Chief Executive Officer of the Corporation. The agreement has a three-year term measured from January 1, 2003. During the term of the agreement, Mr. Roth will be provided with the following compensation: an initial annual base salary of $400,000 per year, paid health care coverage for himself and his dependents, other perquisites and an annual target bonus of up to $150,000, payable based upon the Executive Compensation Committee’s evaluation of his achievement of applicable performance goals. The agreement also calls for the grant of an option to purchase 22,812 shares of common stock at a price per share equal to the fair market value of the Corporation’s common stock on the grant date, and the grant of a deferred restricted stock award of 41,670 shares (collectively, the “Awards”). The Awards include accompanying DERs and are subject to vesting, as described more fully above and in the footnotes to the Summary Compensation Table and the Stock Option Grants in 2004 Table.

In addition to the benefits under the Plans described above, if Mr. Roth’s employment is involuntarily terminated for any reason other than death, disability or Good Cause, as defined in Mr. Roth’s employment agreement, or his employment is voluntarily terminated for Good Reason, as defined in Mr. Roth’s employment agreement, and he is not entitled to benefits under the Executive Severance Plan, he will be entitled to the following benefits: (i) cash severance equal to 3 times his base salary at the time of termination (or such higher rate as was in effect at any time during the previous twelve months after the effective date of Mr. Roth’s employment agreement), (ii) 3 times his annual bonus for the year of termination (or if, higher, the average of Mr. Roth’s actual annual bonuses for the previous three years after fiscal 2002), (iii) a prorated annual bonus for the year of termination, (iv) paid COBRA coverage for up to 36 months following termination and (v) accelerated vesting of his deferred restricted stock awards.

Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation’s Board of Directors or Executive Compensation Committee. Drew Gibson, Mark L. Cali and George E. Moss were the non-employee directors who served on the Executive Compensation Committee during fiscal year 2004.

Five-Year Performance Graph

The following performance graph compares the changes in the cumulative shareholder return on the Corporation’s common stock with the cumulative total return on the Water Utility Index and the S&P 500 Index during the last five years ended December 31, 2004. The comparison assumes $100 was invested on December 31, 1999 in the Corporation’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T:]

	1999	2000	2001	2002	2003	2004
SJW Corp.	100	87	75	71	84	106
Water Utility Index	100	117	131	126	161	189
S&P 500	100	91	80	62	79	88

The Water Utility Index is the nine-water company Water Utility Index prepared by A.G. Edwards.

The preceding reports of the Executive Compensation Committee and the Audit Committee, and the preceding Five-Year Performance Graph shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, nor are such Report or Chart to be incorporated by reference into any future filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 1999, SJW Land Company and TBI-444 West Santa Clara Street, L.P. (“TBI-444”) formed 444 West Santa Clara Street, L.P., a California limited partnership (the “WSCS Partnership”), for the purpose of developing and managing a 22,080 square foot office building on land contributed to the WSCS Partnership by SJW Land Company.

Mr. Toeniskoetter, a member of the Board of Directors of SJW Corp., has an indirect ownership interest in the WSCS Partnership. TBI-444 is the general partner with a 30% interest in the WSCS Partnership. SJW Land Company is a limited partner with a 70% interest in the WSCS Partnership. Mr. Toeniskoetter is a limited partner in TBI-444 with a 32.3% interest in TBI-444. Toeniskoetter & Breeding, Inc. Development (“TBI Development”) is the general partner with a 5% interest in TBI-444. Mr. Toeniskoetter is the chairman and chief executive officer and has a 51% interest in TBI Development.

In 2004, the WSCS Partnership made cash distributions of $61,200 to TBI-444. In addition, TBI-444 manages the office building owned by the WSCS Partnership pursuant to a property management agreement between the WSCS Partnership and TBI-444. Under this property management agreement, in 2004 the tenant in the office building paid $7,169 of management fees to TBI-444.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at next year’s annual meeting of shareholders must comply with all applicable requirements of SEC Rule 14a-8 and be received by the Corporation by November 20, 2005 for inclusion in the Corporation’s proxy materials relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2006 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented to the shareholders at the meeting for which the Corporation did not have notice on or prior to February 3, 2006.

FORM 10-K

SJW CORP. WILL MAIL, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SJW CORP.’S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: SJW CORP., 374 WEST SANTA CLARA STREET, SAN JOSE, CALIFORNIA 95113, ATTENTION: CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT THE CORPORATION’S WEBSITE AT WWW.SJWATER.COM.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for shareholder action at the annual meeting other than as set forth herein. If any other matters are properly brought before the annual meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy card promptly.

By Order of the Board of Directors

W. Richard Roth,
Chief Executive Officer and President

San Jose, California
March 14, 2005

APPENDIX A

SJW CORP.
AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary function of the Audit Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities of: (i) the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public; (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (iv) the independent accountants’ qualifications and independence and; (v) the quality of Corporation’s accounting and financial reporting processes generally, including the performance of the Corporation’s finance department and the independent accountants. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. In addition, the Audit Committee shall oversee preparation of the report that the rules of the Securities and Exchange Commission (SEC) require to be included in the Corporation’s annual proxy statement.

In carrying out its functions hereunder, the Audit Committee shall also:

1.	Serve as an independent and objective party to monitor the Corporation’s financial department process and internal control system.

2.	Review and appraise not just the acceptability but the quality of the Corporation’s financial reports and the quality of the audit efforts of the Corporation’s independent accountants.

3.	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in the listing standards of the American Stock Exchange (or other principal market on which the securities of the Corporation are traded), and free of any material relationship with the Corporation that would interfere with the exercise of his or her independent judgment. In addition, all members of the Audit Committee must also satisfy the following additional requirements in order to be independent:

1.	No member or immediate family member of such member may be an affiliated person of the Corporation or any of its subsidiaries, as that term is defined by the SEC; and

2.	No member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Corporation or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flow. In addition, the Committee shall have at least one member who is financially sophisticated, in that he or she has past employment experience or background which results in the individual’s financial sophistication, and at least one member who is an “audit committee financial expert,” as that term is defined by the SEC. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall continue in office until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

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III.    MEETINGS

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate, executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should confer with the independent accountants and management quarterly to review the Corporation’s financials consistent with Section IV.4. below.

A majority of the members of the Audit Committee shall constitute a quorum. The Chairperson of the Audit Committee or a majority of the members of the Audit Committee may call a special meeting of the Audit Committee. The Audit Committee shall fix its own rules of procedure, which shall be consistent with the bylaws of the Corporation and this Charter.

The Audit Committee may request that any directors, officers, or employees of the Corporation, or other persons whose advice and counsel are sought by the Audit Committee, attend any meeting to provide such information as the Audit Committee requests.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter at least annually as conditions dictate, and at least annually assess the performance of the audit committee.

2.	Review the organization’s annual financial statements which are intended for submission to any governmental body or for dissemination to the public, including any certification, report, opinion, or review of such financial statements rendered by the independent accountants. The Audit Committee shall make a recommendation to the Board with respect to the inclusion of the audited financial statements in the Corporation’s annual report on Form 10-K.

3.	Review with management any internal control issues or concerns and recommendations if necessary.

4.	Review earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, and review with management and the independent accountants the financial statements to be incorporated in Forms 10-Q and 10-K prior to the filing with the SEC of such reports. The Chair of the Committee may represent the entire Committee for purposes of all or any part of this review. Disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SEC reports will be provided to members of the Audit Committee for review and comment prior to filing.

Independent Accountants

5.	On an annual basis, obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard No. 1, or successor standards established for auditor independence, and review and discuss with the accountants all significant relationships the accountants have with the Corporation which may affect the accountants’ independence.

6.	Oversee the performance of the independent accountants, exercise sole authority to approve the selection or termination of the independent accountants subject to any shareholder ratification, and exercise sole authority to approve the appropriate audit fees and other terms of engagement of the independent accountants for the purpose of rendering and issuing the audit report. The independent accountants shall report directly to the Audit Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants.

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7.	Approve in advance any audit and permitted non-audit services provided by the independent accountants. Such pre-approval may be pursuant to appropriate policies and procedures established by the Audit Committee, including through delegation of authority to one or more members of the Audit Committee. Any service that is approved pursuant to a delegation of authority to one or more members of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting.

8.	Comply by the SEC policies governing the Corporation’s hiring of employees or former employees of the independent accountants.

9.	Obtain and review at least annually a report from the independent accountants describing their internal quality-control procedures and review at least annually the qualifications and performance of the lead partner of the independent accountants engaged on the Corporation’s account.

Financial Reporting Processes

10.	In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting and internal control processes, both internal and external.

11.	Review the accounting principles, policies and practices followed by the Corporation in accounting for and reporting its financial results of operations and consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting. The Committee shall consider and approve, if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants and management.

12.	Review the Corporation’s quarterly unaudited and annual audited financial statements independently with management and the independent accountants for fullness and accuracy, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, or any successor standard, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, (b) new or changed accounting policies, significant estimates, judgments, uncertainties or unusual transactions; (c) accounting policies relating to significant financial statement items; and (d) such other matters as shall be reported to the Audit Committee by the independent accountants pursuant to Section 204 of the Sarbanes-Oxley Act of 2002.

Process Improvement

13.	Direct the establishment of regular and separate systems of reporting, to the Audit Committee by management, personnel responsible for the internal financial control function and the independent accountants, including separate meetings, as determined by the Audit Committee, regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

14.	Following completion of the annual audit, review the Corporations internal and disclosure control processes; review any management or internal control letter submitted by the independent accountants; and meet separately with management and the independent accountants to discuss any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements. The Audit Committee shall also inquire of the independent accountants any communication between the audit team and the firm’s national office regarding auditing or accounting issues presented by the engagement.

16.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been

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implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

17.	Recommend to the full Board, and review and update periodically as appropriate, a Code of Ethical Business Conduct which is applicable to all directors, officers and employees and a separate ethics code to be signed by all financial executives and review with management the system established to enforce those codes.

18.	Determine that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

19.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20.	Discuss with management the Corporation’s policies with respect to risk assessment and risk management, and review legal and regulatory compliance matters including corporate securities trading policies.

21.	Review, with the legal counsel, any legal matter that could have a significant impact on the organization’s financial statements.

22.	Review and approve any related party transactions.(1)

23.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing laws as the Committee or the Board deems necessary or appropriate.

In carrying out its duties hereunder, the Audit Committee shall have the authority to consult with and engage independent legal, accounting and other advisors, at the expense of the Corporation, as it determines is necessary to carry out its functions.

The Corporation shall also provide appropriate funding, as determined by the Audit Committee, in payment of any such advisors as well as ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

Adoption And Amendment

This amended Charter for the Audit Committee of SJW Corp. is approved and adopted by the Board of Directors effective October 28, 2004. It may be amended by a majority vote of the Board of Directors at any regular or special meeting of the Board. Copies of this charter, and all amendments thereto, are to be distributed by the Chair to the members of the Board once a year, and to new members of the Committee on the date of their appointment or election.

Dated: ________________________________________      ________________________________________

(1)	The term “related party transaction” should be read consistent with SEC Regulation S-K, Section 404(a).

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SJW CORP.

EMPLOYEE STOCK PURCHASE PLAN

     I. PURPOSE OF THE PLAN

           This Employee Stock Purchase Plan is intended to promote the interests of SJW Corp., a California corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

           Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II. ADMINISTRATION OF THE PLAN

           The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III. STOCK SUBJECT TO PLAN

           The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to 135,200 shares.

           Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spinoff or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV. OFFERING PERIODS

           Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

           Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall commence at semi-annual intervals on the first business day of February and August each year over the term of the Plan. The initial offering under the Plan shall commence on the first business day in February 2006, unless the Plan Administrator selects an earlier commencement date.

           Each offering period shall consist of a series of one or more successive six (6)-month Purchase Intervals. Purchase Intervals shall run from the first business day in February to the last business day in July each year and from the first business day of August each year to the last business day of January in the following year. The first Purchase Interval in effect under the Plan shall begin on February 1, 2006 and end on July 31, 2006, unless the Plan Administrator designates earlier start and end dates for such Purchase Interval.

     V. ELIGIBILITY

           Each individual who is an Eligible Employee with at least one year of Service on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time, and no Eligible Employee may participate in any offering period prior to his or her completion of at least one year of Service. Under no circumstances will an individual subject to a collective bargaining agreement with a Participating Employer be eligible to participate in the Plan if the collective bargaining unit of which he or she is a member decides, after review of the Plan, not to allow its members to participate in the Plan.

           For purposes of satisfying the one year Service requirement, each Eligible Employee’s period of Service will be measured from his or her most recent hire date.

           An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period. The enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless the Participant files new enrollment forms on or before the start date of any subsequent offering period or withdraws from the Plan.

           The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.

     VI. PAYROLL DEDUCTIONS

           A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period or, for a Participant who is a member of a collective bargaining unit or otherwise compensated on a hourly basis, any multiple of one percent (1%) of the Hourly Compensation paid to the

2.

Participant on each pay day within that Purchase Interval, up to a maximum of ten percent (10%) of such Base Salary or Hourly Compensation. The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:

           (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

           (ii) The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

            Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

            Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

            The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

     VII. PURCHASE RIGHTS

           Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

3.

           Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

           Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

           Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be determined by the Plan Administrator at the start of each offering period and shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

           Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 375 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 50,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

           Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

4.

           Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

           Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

           (i) A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

           (ii) The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

           Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

           (i) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

           (ii) However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase

5.

Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with rights to reemployment with the Corporation by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

           Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty five percent (85%), of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. The actual percentage purchase price shall be equal to the percentage purchase price in effect under Article VII for the offering period in which the Participant is enrolled at the time of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

           The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

           Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

           ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP

6.

Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)- year measured from the actual purchase date of those shares.

           Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

           The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

           The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

           Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

           Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII. ACCRUAL LIMITATIONS

           No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

           For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

7.

           (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.

           (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

           If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

           In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX. EFFECTIVE DATE AND TERM OF THE PLAN

           The Plan was adopted by the Board on January 27, 2005 but shall not become effective unless and until (i) the Plan shall have been approved by the stockholders of the Corporation at the 2005 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

           Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in January 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

     X. AMENDMENT OF THE PLAN

           The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under

8.

the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

     XI. GENERAL PROVISIONS

           All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

           Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

           The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

9.

Schedule A

Corporations Participating in

Employee Stock Purchase Plan

San Jose Water Company

APPENDIX

           The following definitions shall be in effect under the Plan:

           A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant ’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).

           B. Board shall mean the Corporation’s Board of Directors.

           C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

           (i) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing thirty percent (30%) or more of the total combined voting power of the then-outstanding securities of the Corporation;

           (ii) A merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the total combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the outstanding voting securities of the Corporation immediately before the transaction;

           (iii) A sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the total combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or the parent of such acquiring entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the outstanding voting securities of the Corporation immediately before the transaction;

           (iv) A merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

           (v) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of those Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided that no Change in Control shall be deemed to occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who hold securities representing more than thirty percent (30%) of the total combined voting power of the outstanding securities of the Corporation as of March 3, 2003.

           D. Code shall mean the Internal Revenue Code of 1986, as amended.

           E. Common Stock shall mean the Corporation’s common stock.

           F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

           G. Corporation shall mean SJW Corp., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of SJW Corp. that shall by appropriate action adopt the Plan.

           H. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401 (a). Eligible Employees shall include any individuals subject to a collective bargaining agreement with a Participating Corporation if the collective bargaining unit of which he or she is a member agrees to extend participation in the Plan to such members for one or more offering periods, but the members of any such collective bargaining unit which, after review of the Plan, chooses not to participate shall not be deemed to be Eligible Employees for purposes of the Plan.

           I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following:

           - If the Common Stock is at the time traded on either the Nasdaq National Market or any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal or (if applicable) the composite tape of transactions on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           J. Hourly Compensation shall mean for each pay day within any Purchase Interval in which an individual member of a collective bargaining unit or other individual paid on a hourly basis participates in the Plan, the dollar amount obtained by multiplying the basic hourly rate of compensation in effect for such individual by the number of straight-time hours worked or otherwise credited to him or her during the payroll ending with that pay day. Hourly Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Hourly Compensation shall not include (i) any overtime payments, shift differentials, bonuses or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Hourly Compensation).

           K. 1933 Act shall mean the Securities Act of 1933, as amended.

           L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

           M. Participant shall mean any Eligible Employee of a Participating Corporation with at least one year of Service who is actively participating in the Plan.

           N. Participating Corporation shall mean such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

           O. Plan shall mean the Corporation’s Employee Stock Purchase Plan, as set forth in this document.

           P. Plan Administrator shall mean the Executive Compensation Committee of the Board.

           Q. Purchase Date shall mean the last business day of each Purchase Interval.

           R. Purchase Interval shall mean each six (6)-month period coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

           S. Service shall mean the performance of services for the Corporation or any Corporate Affiliate as an employee, subject to the control and direction of the employer entity both as to the work to be performed and the manner and method of performance.

           T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

SJW CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held April 28, 2005, and the accompanying proxy statement, and appoints Drew Gibson and R. Scott Yoo, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SJW Corp. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of SJW Corp. to be held on April 28, 2005, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER  ____________________                    ACCOUNT NUMBER ____________________

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date

(continued and to be dated and signed on the reverse side)

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X].

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	Approve the Employee Stock Purchase Plan which was adopted by the Board of Directors on January 27, 2005;	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ M. L. Cali ¡ J. P. DiNapoli ¡ D. Gibson ¡ D. R. King ¡ G. E. Moss ¡ W. R. Roth ¡ C. J. Toeniskoetter ¡ F. R. Ulrich	3.	Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation for fiscal year 2005;	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	Act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

☐	FOR ALL EXCEPT (See instructions below)		THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED “FOR” ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. ☐

Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.